UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 11, 2008 (Date of earliest event reported)
Energy West, Incorporated (Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	0-14183 (Commission File Number)	81-0141785 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)

(406) 791-7500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 11, 2008, Energy West, Incorporated (“Energy West”) entered into the First Amendment (the “Amendment”) to the Stock Purchase Agreement with certain shareholders of Cut Bank Gas Company (“Cut Bank Gas”), namely, Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier and Roger W. Junkermier. Under the Stock Purchase Agreement, Energy West agreed to purchase all of the outstanding shares of stock of Cut Bank Gas. Pursuant to the Amendment, the number of shares Energy West’s common stock to be issued to the Cut Bank Gas shareholders will be determined by the average closing price of an Energy West share of common stock as reported by Nasdaq during the thirty consecutive trading days ending on the third day prior to the closing of the transaction.

The foregoing description of Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the agreement which is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
First Amendment to Stock Purchase Agreement between Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier, Roger W. Junkermier and Energy West, Incorporated dated as of November 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy West, Incorporated

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Vice President and Chief Financial Officer

Dated: November 17, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to Stock Purchase Agreement between Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier, Roger W. Junkermier and Energy West, Incorporated dated as of November 11, 2008